UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

Bio-Matrix Scientific Group, Inc.

(Exact Name of Company as Specified in Charter)

Commission File Number: 0-32201

Delaware	33-0824714
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

4700 Spring Street, St 304

La Mesa California, 91942

 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 14, 2015 Regen Biopharma, Inc. ( “Regen”) amended Article 3 of Regen’s Articles of Incorporation to be and read as follows:

“3. Authorized Shares:

The aggregate number of shares, which the corporation shall have authority to issue, shall consist of 500,000,000 shares of Common Stock having a $.0001 par value, and 800,000,000 shares of Preferred Stock having a $.0001 par value.

The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.”

On October 14, 2015, Regen amended Section 1 of the Certificate of Designation of Regen’s authorized Series A Preferred Stock to be and read as follows:

“Section 1. Designation and Amount.

The shares of this series of preferred stock will be designated as Series A Preferred Stock (the “Series A Preferred”) which series shall consist of three hundred million (300,000,000) shares having a par value of $.0001 per share.”

Regen Biopharma, Inc. is a controlled subsidiary of Bio Matrix Scientific Group, Inc.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit 3(i) Text of Amendment to Certificate of Incorporation
Exhibit 3(i)(a) Text of Amendment to Certificate of Designation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bio Matrix Scientific Group, Inc.

Dated: October 28, 2015	By: /s/ David Koos
David Koos
Chief Executive Officer